Exhibit 10.3

AERIE PHARMACEUTICALS, INC.

2013 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

THIS AGREEMENT (this “Agreement”) effective as of the date of grant set forth on the signature page hereto (the “Date of Grant”), is between Aerie Pharmaceuticals, Inc., a Delaware corporation (together with its successors, the “Company”), and the individual whose name is set forth on the signature page hereto (the “Grantee”).

1. Grant of Restricted Stock. The Company hereby grants to the Grantee, and the Grantee hereby accepts from the Company, the number of shares of Restricted Stock set forth on the signature page hereto (subject to adjustment as provided in Section 12.1 of the Aerie Pharmaceuticals, Inc. 2013 Omnibus Incentive Plan (the “Plan”)), on the terms and conditions set forth in this Agreement and the Plan, a copy of which is being delivered to the Grantee concurrently herewith and is made a part hereof as if fully set forth herein. Except as otherwise defined herein, capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2. Rights of Grantee. The Grantee shall have all of the rights of a shareholder with respect to the shares of Restricted Stock (whether or not the restrictions thereon shall have lapsed), including the right to vote the shares of Restricted Stock and the right, subject to Section 6 hereof, to receive dividends thereon) once (a) the Company has issued the shares to the Grantee, and (b) the Grantee’s name has been entered as a shareholder of record on the books of the Company. Notwithstanding the foregoing, prior to the vesting of the shares of Restricted Stock pursuant to Section 3 hereof, the Grantee shall not be entitled to transfer, sell, pledge, hypothecate or assign the shares of Restricted Stock (collectively, the “Transfer Restrictions”) and the shares of Restricted Stock shall be subject to forfeiture as provided in Section 5 hereof.

3. Vesting and Lapse of Restrictions. Except as otherwise provided herein, the Transfer Restrictions on the shares of Restricted Stock shall lapse and the shares of Restricted Stock granted hereunder shall vest, with respect to 25% of the shares of Restricted Stock beginning on the first anniversary of the Vesting Commencement Date (set forth on the signature page attached hereto) and to an additional 25% of the shares on each of the next three anniversaries of the Vesting Commencement Date thereafter (each, a “Vesting Date”), provided that the Grantee continues in employment on each respective Vesting Date.

4. Issuance of Shares. Subject to Section 7.11, the shares of Restricted Stock shall be issued to the Grantee, either by book entry registration or issuance of a stock certificate, but in no event shall shares of Restricted Stock be delivered to the Grantee prior to the date the shares have become vested and the Transfer Restrictions have lapsed pursuant to Section 3 hereof.

5. Employment Termination. Except as provided in the next sentence, in the event the Grantee’s employment Terminates, the Grantee shall forfeit all shares of Restricted Stock that have not yet become vested pursuant to Section 3 hereof. In the event the Grantee’s employment is Terminated (i) without Cause or due to death or Disability, the Transfer Restrictions shall lapse and the Restricted Stock granted hereunder shall vest as to the number of shares of Restricted Stock that would have vested on the Vesting Date next following the date of

Termination (had the Grantee’s employment not been Terminated), multiplied by a fraction, the numerator of which is the total number of whole calendar months the Grantee remained employed by the Company following the Vesting Date immediately preceding the date of Termination, and the denominator of which is twelve (12) or (ii) without Cause in connection with or within the one-year period following a Change in Control, the Transfer Restrictions shall lapse and the Restricted Stock granted hereunder shall vest with respect to all of the shares of Restricted Stock that are not vested as of the date of Termination. Upon the forfeiture of any shares of Restricted Stock pursuant to this Section 5, the Grantee shall have no further rights with respect thereto, including the right to the payment of any dividends in respect of such shares that have been deferred pursuant to Section 6.

6. Dividend Rights. Upon the issuance of the shares of Restricted Stock and the entry of the Grantee’s name as a shareholder of record on the books of the Company, the Grantee shall be, unless and until such shares of Restricted Stock are forfeited pursuant to Section 5 of this Agreement, entitled to all rights of a common shareholder of the Company, including, without limitation, the right to receive all dividends or other distributions paid or made with respect thereto; provided, however, that any entitlement to or payment of dividends or distributions declared or paid on the shares of Restricted Stock shall be deferred until such date the shares of Restricted Stock in respect of which such dividends or distributions were made vest pursuant to this Agreement. Any such deferred dividends shall be held by the Company for the account of the Grantee and shall be paid to the Grantee, with no interest thereon, as promptly as practicable following the date on which the shares of Restricted Stock in respect of which such dividends or distributions were made vest pursuant to this Agreement.

7. Miscellaneous.

7.1. Acknowledgment. The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof as the same may be amended from time to time. The Grantee hereby acknowledges that the Grantee has reviewed the Plan and this Agreement and understands the Grantee’s rights and obligations thereunder and hereunder. The Grantee also acknowledges that the Grantee has been provided with such information concerning the Company, the Plan, and this Agreement as the Grantee and the Grantee’s advisors have requested.

7.2. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or which may in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee, in good faith, whose determination shall be final, binding, and conclusive for all purposes.

7.3. Governing Law; Compliance with Law; Venue; Service of Process; Waiver of Jury Trials.

(a) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the laws of another State to otherwise govern this Agreement.

(b) Compliance with Law. Notwithstanding anything herein to the contrary, the Company shall not be required to issue shares pursuant to the exercise of any Award granted under this Agreement and the Plan unless such exercise and issuance comply with all applicable laws, including, without limitation, all applicable federal and state securities laws.

7.4. Enforcement. The parties acknowledge and agree that irreparable damage would occur in the event that any of the parties’ obligations under this Agreement were not performed in accordance with its specific terms or were otherwise breached. The parties acknowledge and agree that each of the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the parties, in such Person’s sole discretion, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce and prevent any violation of the provisions of this Agreement

7.5. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but the invalidity or unenforceability of any provision or portion of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision or portion of any provision, in any other jurisdiction. In addition, should a court determine that any provision or portion of any provision of this Agreement is not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereto agree that such provision should be interpreted and enforced to the maximum extent which such court deems reasonable or valid.

7.6. Notice. Unless otherwise provided herein, all notices, requests, and other communications provided for under the terms of this Agreement shall be in writing. Any notice, request, or other communication hereunder shall be sent by (a) personal delivery (including receipted courier service) or overnight delivery service, (b) facsimile during normal business hours, with confirmation of receipt, to the number indicated, (c) reputable commercial overnight delivery service courier, or (d) registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

(i)	If to the Company, to:

Aerie Pharmaceuticals, Inc.

135 US Highway 206, Suite 15

Bedminster, New Jersey 07921

Attention: Richard J. Rubino

Facsimile: (908) 470-4329

Telephone: (908) 470-4320

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Steven G. Scheinfeld, Esq.

Facsimile: 212-859-4000

(ii) If to the Grantee, at the most recent address or facsimile number contained in the books and records of the Company.

Each such notice, request and other communication will be effective (x) if delivered by hand, overnight courier or registered or certified mail, when such delivery is made at the address specified in this Section 7.6 or (y) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 7.6 and appropriate confirmation is received. Any party may change its facsimile number or its address to which notices, requests, and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

7.7. Binding Effect; Assignment; Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and any of their respective successors, personal representatives, and permitted assigns who agree in writing to be bound by the terms hereof. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by the Grantee without the prior written consent of the Company.

7.8. Amendments and Waivers. This Agreement and any of the provisions hereof may be amended, waived (either generally or in a particular instance and either retroactively or prospectively), modified or supplemented, in whole or in part, only by written agreement signed by the Company, upon approval of the Committee, and by the Grantee; provided, that, the observance of any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power, or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power, or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.

7.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

7.10. Entire Agreement. This Agreement and the Plan constitute the entire agreement, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the Award granted hereby.

7.11. Withholding. The Grantee shall be responsible for the satisfaction of applicable withholding obligations, and the delivery of certificates or evidence of book entry registration representing vested shares to the Grantee shall be subject to the satisfaction of such obligations.

The Grantee agrees to indemnify the Company against any federal, state, and local withholding taxes for which the Company may be liable in connection with the Grantee’s acquisition, ownership, or disposition of any Common Stock.

7.12. No Right to Continued Employment. This Agreement shall not confer upon the Grantee any right with respect to continuance of employment by the Company or any Affiliate, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the Grantee’s employment at any time.

7.13. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The headings of the sections, paragraphs, subparagraphs, clauses, and subclauses of this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Sections refer to Sections of this Agreement. Words of inclusion shall not be construed as terms of limitation herein, so that references to “include,” “includes,” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.

7.14. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Date of Grant.

AERIE PHARMACEUTICALS, INC.

By:
Name:
Title:

Agreed and acknowledged as of the Date of Grant:

Name:	[ ]

Grantee’s Name:	[ ]
Date of Grant:	[ ]
Vesting Commencement Date	[ ]
Number of Shares Subject to the Award:	[ ]

[Signature Page to Restricted Stock Agreement]